United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2026

Midland States Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MSBI	The NASDAQ Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, $2.00 par value)	MSBIP	The NASDAQ Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 4, 2026, Midland States Bancorp, Inc. (the “Company”) held its 2026 annual meeting of shareholders.

Proposal 1 – Election of Directors. A proposal to elect the four nominees named in the Company’s proxy statement for the annual meeting, to serve as Class I directors, each for a term expiring at the Company’s 2029 annual meeting of shareholders, was presented to the shareholders. Each of the nominees was elected and the results of the shareholder vote were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Jennifer L. DiMotta	9,306,307	6,436,282	339,514	1,753,315
Jeffrey G. Ludwig	15,088,544	949,900	43,659	1,753,315
Richard T. Ramos	14,776,389	1,115,917	189,797	1,753,315
Jeffrey C. Smith	14,693,111	1,199,888	189,104	1,753,315

Proposal 2 – Say-on-Pay. A proposal to approve, on a non-binding, advisory basis, the compensation of certain of the Company’s executive officers, was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

For	Against	Abstentions	Broker Non-Votes
15,365,734	534,594	181,775	1,753,315

Proposal 3 – Auditor Ratification. A proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was presented to the shareholders. The results of the shareholder vote on the proposal were as follows:

For	Against	Abstentions	Broker Non-Votes
17,464,725	144,831	225,862	—

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2026	MIDLAND STATES BANCORP, INC.

	By:	/s/ Nathan Sturycz
	Name:	Nathan Sturycz
	Title:	General Counsel